ARROW ELECTRONICS. INC. 9201 E. DRY CREEKROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Second-Quarter Results
-- Record Second-Quarter Sales and Gross Profit --
-- Second-Quarter Earnings Per Share of $1.11; Non-GAAP Earnings Per Share of $1.78 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Aug. 3, 2017--Arrow Electronics, Inc. (NYSE:ARW) today reported second-quarter 2017 sales of $6.47 billion, an increase of 8 percent from sales of $5.97 billion in the second quarter of 2016. Second-quarter net income of $100 million, or $1.11 per share on a diluted basis, compared with net income of $134 million, or $1.45 per share on a diluted basis, in the second quarter of 2016. Excluding certain items1, net income would have been $160 million, or $1.78 per share on a diluted basis, in the second quarter of 2017, compared with net income of $153 million, or $1.65 per share on a diluted basis, in the second quarter of 2016. In the second quarter of 2017, changes in foreign currencies had negative impacts on growth of approximately $57 million or 1 percent on sales and $.01 or 1 percent on earnings per share on a diluted basis compared to the second quarter of 2016.
“Our investments in our digital platform, IoT and cloud capabilities, and sustainable technology solutions have allowed Arrow to stay ahead of changes to the distribution industry and the broader technology environment,” said Michael J. Long, chairman, president, and chief executive officer. “These investments drove record second-quarter gross profit and record second-quarter sales that were above the high end of our expectation.”
Global components second-quarter sales of $4.46 billion grew 16 percent year over year. Second-quarter sales, as adjusted, grew 17 percent year over year. Americas components sales grew 15 percent year over year. Asia-Pacific components sales grew 21 percent year over year. Europe components sales grew 13 percent year over year. Sales in the region, as adjusted, grew 16 percent year over year. Global components second-quarter operating income grew 11 percent year over year and grew 9 percent year over year excluding amortization of intangibles expense. “Global components sales exceeded the high end of our expectation for the third quarter in a row driven by robust customer growth and deeper engagements with existing customers,” said Mr. Long.
Global enterprise computing solutions second-quarter sales of $2 billion declined 6 percent year over year. Second-quarter sales, as adjusted, declined 5 percent year over year. Global enterprise computing solutions second-quarter operating income declined 2 percent year over year and declined 3 percent year over year excluding amortization of intangibles expense. “Our industry-leading infrastructure software and cloud portfolio produced strong growth again this quarter, but were offset by declines in legacy hardware,” added Mr. Long.
“Second-quarter cash flow from operations was negative $112 million. We are making substantial working capital investments to support our rapid growth, and believe these organic investments in our business have high return potential longer term,” said Chris Stansbury, senior vice president and chief financial officer. “We remain committed to returning excess cash to shareholders. During the second quarter we returned approximately $55 million to shareholders through our stock repurchase program. We had approximately $409 million of remaining authorization under our share repurchase programs at the end of the second quarter.”
SIX-MONTH RESULTS
In the first six months of 2017, Arrow’s sales of $12.22 billion increased 7 percent from sales of $11.45 billion in the first six months of 2016. Net income for the first six months of 2017 was $213 million, or $2.37 per share on a diluted basis, compared with net income of $241 million, or $2.59 per share on a diluted basis in the first six months of 2016. Excluding certain items1, net income would have been $292 million, or $3.24 per share on a diluted basis, in the first six months of 2017 compared with net income of $285 million, or $3.07 per share on a diluted basis, in the first six months of 2016. In the first six months of 2017, changes in foreign currencies had negative impacts on growth of approximately $130 million or 1 percent on sales and $.05 or 2 percent on earnings per share on a diluted basis compared to the first six months of 2016.

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the third quarter, we believe that total sales will be between $6.325 billion and $6.725 billion, with global components sales between $4.4 billion and $4.6 billion, and global enterprise computing solutions sales between $1.925 billion and $2.125 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.49 to $1.61, and earnings per share on a diluted basis, excluding any charges, to be in the range of $1.74 to $1.86 per share. Our guidance assumes an average tax rate of 27 to 29 percent and average diluted shares outstanding are expected to be 89 million. We are expecting the average USD-to-Euro exchange rate for the third quarter to be approximately $1.15 to €1,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 465 locations serving over 90 countries.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Sales	$6,465,346	$5,972,101	$12,224,898	$11,446,278
Costs and expenses:
Cost of sales	5,641,380	5,173,310	10,641,045	9,898,589
Selling, general, and administrative expenses	532,347	518,704	1,047,866	1,024,517
Depreciation and amortization	37,381	40,389	74,522	81,322
Restructuring, integration, and other charges	24,416	16,106	39,921	36,894
	6,235,524	5,748,509	11,803,354	11,041,322
Operating income	229,822	223,592	421,544	404,956
Equity in earnings of affiliated companies	724	2,227	1,649	4,083
Gain on sale of investment	750	—	750	—
Loss on extinguishment of debt	58,759	—	58,759	—
Interest and other financing expense, net	42,358	39,024	80,431	74,599
Income before income taxes	130,179	186,795	284,753	334,440
Provision for income taxes	29,575	51,457	68,799	92,510
Consolidated net income	100,604	135,338	215,954	241,930
Noncontrolling interests	925	1,068	2,507	1,425
Net income attributable to shareholders	$99,679	$134,270	$213,447	$240,505

Net income per share:
Basic	$1.12	$1.46	$2.40	$2.62
Diluted	$1.11	$1.45	$2.37	$2.59

Weighted average shares outstanding:
Basic	88,876	91,782	89,079	91,647
Diluted	89,837	92,693	90,146	92,771

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	July 1, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$419,918	$534,320
Accounts receivable, net	6,531,452	6,746,687
Inventories	3,045,377	2,855,645
Other current assets	226,415	180,069
Total current assets	10,223,162	10,316,721
Property, plant, and equipment, at cost:
Land	13,261	23,456
Buildings and improvements	157,927	175,141
Machinery and equipment	1,264,003	1,297,657
	1,435,191	1,496,254
Less: Accumulated depreciation and amortization	(645,257)	(739,955)
Property, plant, and equipment, net	789,934	756,299
Investments in affiliated companies	86,371	88,401
Intangible assets, net	317,435	336,882
Goodwill	2,446,864	2,392,220
Other assets	336,259	315,843
Total assets	$14,200,025	$14,206,366
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$5,270,311	$5,774,151
Accrued expenses	742,086	821,244
Short-term borrowings, including current portion of long-term debt	427,033	93,827
Total current liabilities	6,439,430	6,689,222
Long-term debt	2,642,043	2,696,334
Other liabilities	367,696	355,190
Commitments and contingencies (Note L)
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2017 and 2016
Issued - 125,424 shares in both 2017 and 2016	125,424	125,424
Capital in excess of par value	1,098,979	1,112,114
Treasury stock (37,165 and 36,511 shares in 2017 and 2016, respectively), at cost	(1,715,587)	(1,637,476)
Retained earnings	5,410,677	5,197,230
Accumulated other comprehensive loss	(212,818)	(383,854)
Total shareholders' equity	4,706,675	4,413,438
Noncontrolling interests	44,181	52,182
Total equity	4,750,856	4,465,620
Total liabilities and equity	$14,200,025	$14,206,366

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	July 1, 2017	July 2, 2016
Cash flows from operating activities:
Consolidated net income	$100,604	$135,338
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	37,381	40,389
Amortization of stock-based compensation	9,816	10,398
Equity in earnings of affiliated companies	(724)	(2,227)
Loss on extinguishment of debt	58,759	—
Deferred income taxes	(2,113)	5,114
Other	1,957	1,492
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(528,948)	(467,492)
Inventories	(111,760)	(67,101)
Accounts payable	380,647	429,416
Accrued expenses	3,518	45,952
Other assets and liabilities	(61,357)	17,448
Net cash provided by (used for) operating activities	(112,220)	148,727

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(2,534)	1,017
Acquisition of property, plant, and equipment	(39,788)	(39,075)
Proceeds from sale of property, plant, and equipment	16,547	—
Other	(3,000)	(12,000)
Net cash used for investing activities	(28,775)	(50,058)

Cash flows from financing activities:
Change in short-term and other borrowings	(36,128)	67,141
Proceeds from long-term bank borrowings, net	179,318	(32,000)
Net proceeds from note offering	494,625	—
Redemption of notes	(558,100)	—
Proceeds from exercise of stock options	3,438	9,139
Repurchases of common stock	(54,816)	(28,149)
Other	(945)	—
Net cash provided by financing activities	27,392	16,131
Effect of exchange rate changes on cash	11,959	(13,684)
Net increase (decrease) in cash and cash equivalents	(101,644)	101,116
Cash and cash equivalents at beginning of period	521,562	394,655
Cash and cash equivalents at end of period	$419,918	$495,771

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 1, 2017	July 2, 2016
Cash flows from operating activities:
Consolidated net income	$215,954	$241,930
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	74,522	81,322
Amortization of stock-based compensation	21,391	19,275
Equity in earnings of affiliated companies	(1,649)	(4,083)
Loss on extinguishment of debt	58,759	—
Deferred income taxes	11,825	27,669
Other	5,208	2,954
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	397,953	529,246
Inventories	(149,945)	(22,490)
Accounts payable	(601,708)	(606,678)
Accrued expenses	(90,101)	(114,741)
Other assets and liabilities	(75,319)	(39,320)
Net cash provided by (used for) operating activities	(133,110)	115,084

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(2,534)	(45,473)
Acquisition of property, plant, and equipment	(101,906)	(88,336)
Proceeds from sale of property, plant, and equipment	24,433	—
Other	(3,000)	(12,000)
Net cash used for investing activities	(83,007)	(145,809)

Cash flows from financing activities:
Change in short-term and other borrowings	40,274	67,611
Proceeds from long-term bank borrowings, net	241,818	233,000
Net proceeds from note offering	494,625	—
Redemption of notes	(558,100)	—
Proceeds from exercise of stock options	20,697	14,844
Repurchases of common stock	(123,663)	(46,833)
Purchase of shares from noncontrolling interest	(23,350)	—
Other	(945)	(1,817)
Net cash provided by financing activities	91,356	266,805
Effect of exchange rate changes on cash	10,359	(13,399)
Net increase (decrease) in cash and cash equivalents	(114,402)	222,681
Cash and cash equivalents at beginning of period	534,320	273,090
Cash and cash equivalents at end of period	$419,918	$495,771

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	July 1, 2017	July 2, 2016	% Change

Consolidated sales, as reported	$6,465,346	$5,972,101	8.3%
Impact of changes in foreign currencies	—	(56,946)
Impact of acquisitions	—	4,162
Consolidated sales, as adjusted	$6,465,346	$5,919,317	9.2%

Global components sales, as reported	$4,462,350	$3,832,972	16.4%
Impact of changes in foreign currencies	—	(28,321)
Impact of acquisitions	—	4,162
Global components sales, as adjusted	$4,462,350	$3,808,813	17.2%

Europe components sales, as reported	$1,192,393	$1,056,691	12.8%
Impact of changes in foreign currencies	—	(32,448)
Impact of acquisitions	—	—
Europe components sales, as adjusted	$1,192,393	$1,024,243	16.4%

Asia components sales, as reported	$1,569,716	$1,298,429	20.9%
Impact of changes in foreign currencies	—	3,735
Impact of acquisitions	—	—
Asia components sales, as adjusted	$1,569,716	$1,302,164	20.5%

Global ECS sales, as reported	$2,002,996	$2,139,129	(6.4)%
Impact of changes in foreign currencies	—	(28,626)
Impact of acquisitions	—	—
Global ECS sales, as adjusted	$2,002,996	$2,110,503	(5.1)%

Europe ECS sales, as reported	$641,656	$720,335	(10.9)%
Impact of changes in foreign currencies	—	(27,816)
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$641,656	$692,519	(7.3)%

Americas ECS sales, as reported	$1,361,340	$1,418,794	(4.0)%
Impact of changes in foreign currencies	—	(810)
Impact of acquisitions	—	—
Americas ECS sales, as adjusted	$1,361,340	$1,417,984	(4.0)%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Six Months Ended
	July 1, 2017	July 2, 2016	% Change

Consolidated sales, as reported	$12,224,898	$11,446,278	6.8%
Impact of changes in foreign currencies	—	(129,988)
Impact of acquisitions	—	46,761
Consolidated sales, as adjusted	$12,224,898	$11,363,051	7.6%

Global components sales, as reported	$8,521,153	$7,508,901	13.5%
Impact of changes in foreign currencies	—	(68,671)
Impact of acquisitions	—	8,324
Global components sales, as adjusted	$8,521,153	$7,448,554	14.4%

Europe components sales, as reported	$2,310,672	$2,115,123	9.2%
Impact of changes in foreign currencies	—	(77,769)
Impact of acquisitions	—	—
Europe components sales, as adjusted	$2,310,672	$2,037,354	13.4%

Asia components sales, as reported	$2,946,695	$2,476,297	19.0%
Impact of changes in foreign currencies	—	7,603
Impact of acquisitions	—	—
Asia components sales, as adjusted	$2,946,695	$2,483,900	18.6%

Global ECS sales, as reported	$3,703,745	$3,937,377	(5.9)%
Impact of changes in foreign currencies	—	(61,317)
Impact of acquisitions	—	38,437
Global ECS sales, as adjusted	$3,703,745	$3,914,497	(5.4)%

Europe ECS sales, as reported	$1,209,218	$1,327,783	(8.9)%
Impact of changes in foreign currencies	—	(65,880)
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$1,209,218	$1,261,903	(4.2)%

Americas ECS sales, as reported	$2,494,527	$2,609,594	(4.4)%
Impact of changes in foreign currencies	—	4,563
Impact of acquisitions	—	38,437
Americas ECS sales, as adjusted	$2,494,527	$2,652,594	(6.0)%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended July 1, 2017
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$229,822	$12,364	$24,416	$—	$266,602
Income before income taxes	130,179	12,364	24,416	58,009	224,968
Provision for income taxes	29,575	4,388	7,576	22,377	63,916
Consolidated net income	100,604	7,976	16,840	35,632	161,052
Noncontrolling interests	925	157	—	—	1,082
Net income attributable to shareholders	$99,679	$7,819	$16,840	$35,632	$159,970
Net income per diluted share**	1.11	0.09	0.19	0.40	1.78
Effective tax rate	22.7%				28.4%

Three months ended July 2, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other	Non-GAAP measure
Operating income	$223,592	14,446	16,106	—	254,144
Income before income taxes	186,795	14,446	16,106	—	217,347
Provision for income taxes	51,457	5,119	6,370	—	62,946
Consolidated net income	135,338	9,327	9,736	—	154,401
Noncontrolling interests	1,068	592	—	—	1,660
Net income attributable to shareholders	$134,270	8,735	9,736	—	152,741
Net income per diluted share	1.45	0.09	0.11	—	1.65
Effective tax rate	27.5%				29.0%

Six months ended July 1, 2017
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$421,544	25,264	39,921	—	486,729
Income before income taxes	284,753	25,264	39,921	58,009	407,947
Provision for income taxes	68,799	8,949	12,573	22,377	112,698
Consolidated net income	215,954	16,315	27,348	35,632	295,249
Noncontrolling interests	2,507	408	—	—	2,915
Net income attributable to shareholders	$213,447	15,907	27,348	35,632	292,334
Net income per diluted share**	2.37	0.18	0.30	0.40	3.24
Effective tax rate	24.2%				27.6%

Six months ended July 2, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other	Non-GAAP measure
Operating income	$404,956	27,359	36,894	—	469,209
Income before income taxes	334,440	27,359	36,894	—	398,693
Provision for income taxes	92,510	7,398	11,804	—	111,712
Consolidated net income	241,930	19,961	25,090	—	286,981
Noncontrolling interests	1,425	592	—	—	2,017
Net income attributable to shareholders	$240,505	19,369	25,090	—	284,964
Net income per diluted share	2.59	0.21	0.27	—	3.07
Effective tax rate	27.7%				28.0%

* Other includes loss on extinguishment of debt and gain on sale of investment.
**The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Sales:
Global components	$4,462,350	$3,832,972	$8,521,153	$7,508,901
Global ECS	2,002,996	2,139,129	3,703,745	3,937,377
Consolidated	$6,465,346	$5,972,101	$12,224,898	$11,446,278
Operating income (loss):
Global components	$197,164	$178,385	$370,697	$349,155
Global ECS	106,703	109,399	187,582	187,611
Corporate (a)	(74,045)	(64,192)	(136,735)	(131,810)
Consolidated	$229,822	$223,592	$421,544	$404,956

(a)	Includes restructuring, integration, and other charges of $24.4 million and $16.1 million for the second quarters of 2017 and 2016, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Global components operating income, as reported	$197,164	$178,385	$370,697	$349,155
Intangible assets amortization expense	6,827	8,545	14,226	16,445
Global components operating income, as adjusted	$203,991	$186,930	$384,923	$365,600
Global ECS operating income, as reported	$106,703	$109,399	$187,582	$187,611
Intangible assets amortization expense	5,537	5,901	11,038	10,914
Global ECS operating income, as adjusted	$112,240	$115,300	$198,620	$198,525

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586